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                                                                    Exhibit 5.01


                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]




                               September 15, 1998




(303) 298-5700                                                     C 18591-00005



CSK Auto Corporation
645 East Missouri Avenue
Phoenix, Arizona 85012

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We refer to an aggregate of 2,718,379 shares of Common Stock, par value $0.01 per share, of CSK Auto Corporation, a Delaware corporation (the "Company"), which are the subject of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), which shares (the "Shares") may be offered and sold under the CSK Auto Corporation 1996 Executive Stock Option Plan, the CSK Auto Corporation 1996 Associate Stock Option Plan and the CSK Auto Corporation Directors Stock Plan (together, the "Plans"), and under certain compensation agreements with Maynard Jenkins and James Bazlen, which constitute the Company's Executive Stock Option Program (the "Program").

     We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

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CSK Auto Corporation
September 15, 1998
Page 2



     Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when (a) the Registration Statement has become effective under the Act, (b) the Shares are issued and sold in accordance with the terms set forth in the Registration Statement and in the Plans and the Program, including, in the case of Shares issued pursuant to the exercise of options issued under the Plans or the Program, the payment for the underlying Shares, and (c) the pertinent provisions of any applicable state securities laws have been complied with, the Shares so issued will be legally issued and will be fully paid and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission




                                   Very truly yours,




                                   /s/ GIBSON, DUNN & CRUTCHER LLP